                                                                   EXHIBIT 10.14

                                             Canadian SFD Data Licence Agreement

THIS AGREEMENT made as of April 1, 1997

BETWEEN:

          PINNACLE OIL INTERNATIONAL INC.
          a Nevada corporation whose principal executive office is located at 380 - 1090 West Georgia Street
          Vancouver, B.C., Canada, V6E 3V7

          (the "Grantor")

                                                               OF THE FIRST PART

AND:

          PINNACLE OIL CANADA INC.
          a Canadian federal corporation whose principal executive office is located at #380 - 1090 West
          Georgia Street,Vancouver, B.C.  V6E 3V7

          (the "Grantee")

                                                              OF THE SECOND PART

WHEREAS:

     1. The Grantor has the worldwide right to the use of certain data known as SFD Data (hereinafter defined) as it relates to the identification and exploitation of Hydrocarbons (as hereinafter defined) pursuant to an agreement dated as of August 1, 1996, and made between (among others) Momentum Resources Corporation ("Momentum") as the owner of the technology which generates the SFD Data, and the Grantor (the "Restated Technology Agreement"), a copy of which is attached to this Agreement as a Schedule;

     2. Pursuant to the Restated Technology Agreement, Momentum has agreed with the Grantor that it will use its best efforts to survey, using the Stress Field Detector (as hereinafter defined), certain geographic areas throughout the world which will have been preselected by both Momentum and the Grantor from time to time during the term of the Restated Technology Agreement, and to provide all raw SFD Data resulting from such surveys to the Grantor for its exclusive use for the identification and exploitation of Hydrocarbons in accordance with the terms of the Restated Technology Agreement;
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                                       2


     3. The Restated Technology Agreement further provides that the surveys are to be conducted by George Liszicasz (the original inventor of the technology) or, under the general supervision of George Liszicasz, by such personnel of Momentum as have appropriate levels of training to enable them to conduct such surveys. Under the Restated Technology Agreement, Momentum has agreed with the Grantor that it will provide not less than 500 hours per year of trained manpower to generate the SFD Data with respect to the pre-selected geographic areas to be surveyed;

     4. The Restated Technology Agreement further provides, (as does the employment agreement dated as of April 1, 1997, and between the Grantor and Liszicasz (the "Liszicasz Employment Agreement") that Liszicasz will be available to provide the required manpower until at least December 31, 2005, unless Liszicasz is unable to render such services by reason of death or disability (as that term is defined in the Liszicasz Employment Agreement);

     5. The Restated Technology Agreement also provides that Liszicasz shall initially interpret all raw SFD Data provided to the Grantor by Momentum to ascertain whether there is a reasonable likelihood that there are commercially extractable amounts of Hydrocarbons in any given surveyed area. Further, Liszicasz and the Grantor have agreed that they will both use their best efforts to train mutually acceptable personnel of the Grantor to conduct such interpretation under the general supervision of Liszicasz as soon as is reasonably practical;

     6. The Restated Technology Agreement also provides that the Grantor may fulfil its obligation to Momentum to use its best efforts to exploit a commercially viable area by means of a wholly-owned subsidiary, and that the Grantor may license any or all of its rights to a wholly-owned subsidiary;

     7. The Grantee is a wholly-owned subsidiary of the Grantor, and the parties wish to enter into this Licence Agreement with respect to both the generation and the interpretation of raw Canadian SFD Data (as hereinafter defined), and to the exploitation of Hydrocarbons identified by such interpretation.

NOW THIS AGREEMENT WITNESSES that in consideration of the premises the parties covenant and agree as follows:

1.  DEFINITIONS

     In this Agreement:

     (a) The terms "Hydrocarbons", "SFD Data", "SFD Technology" and "Stress Field Detector" shall have the meanings ascribed to them in paragraph 1 of the Restated Technology Agreement;
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                                       3

     (b) "Canadian SFD Data" means all SFD Data relating to the sovereign territory of Canada.

     (c) "Canadian Prospect" means an area in the sovereign territory of Canada which has been identified, following interpretation of Canadian SFD Data, as one in which there is a reasonable likelihood of commercially extractible amounts of Hydrocarbons.

     (d) "Subsidiaries" means any subsidiary of a party (or subsidiary of a subsidiary of a party) regardless of form of entity, such as a corporation, partnership, limited partnership, or limited liability company, with the exception of joint ventures and third party arrangements described in this Agreement.

2.   GRANT OF LICENCE FOR CANADIAN SFD DATA

2.1 In consideration of the licence fee set out in paragraph 4, the Grantor hereby grants to the Grantee an exclusive licence, for the periods set out in paragraph 6, to use and exploit the Canadian SFD Data generated by Momentum for the Grantor under the Restated Technology Agreement.

2.2 By way of fulfilling its obligation under this Licence Agreement to supply an amount of Canadian SFD Data sufficient for the Grantee to commercially exploit the Hydrocarbons identified using such data, the Grantor covenants with the Grantee that, when pre-selecting Designated Search Areas together with Momentum under the provisions of paragraph 2 of the Restated Technology Agreement, the Grantor will at all times during the term of this Licence Agreement use its best efforts to select sufficient surveys in Canadian territory to ensure to the Grantee a supply of Canadian SFD Data sufficient to enable the Grantee to carry on a commercially viable business, and to fulfil its obligations under all agreements with third parties respecting the use of Canadian SFD Data.

2.3 The Grantor will also use its best efforts to ensure the availability to the Grantee of the services of Liszicasz to interpret or cause to be interpreted, for the benefit of the Grantee, the Canadian SFD Data supplied under this Licence Agreement. To better secure the availability of Liszicasz or other trained personnel for such purposes, the Grantee may itself enter into appropriate employment contracts with Liszicasz and/or such other trained personnel. In determining the amount of time which Liszicasz and/or other trained personnel must devote to the interpretation of the Canadian SFD Data, as a proportion of world-wide SFD Data, the parties will act reasonably, basing the determination on, among other things:

     (a) the obligations of the Grantee under third party agreements, to the extent that the Grantor has been made aware of such obligations; and

     (b) an estimate of the value of commercially extractable Hydrocarbons identified in Canada as a proportion of the total value of the commercially extractible
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                                       4

          Hydrocarbons identified world-wide.


3.   COMMERCIAL EXPLOITATION OF CANADIAN SFD DATA

     Within 180 days after the Grantee has interpreted, or obtained the interpretation of, the Canadian SFD Data, and has identified a Canadian Prospect, the Grantee will, either directly or indirectly through joint ventures and/or other third parties, use its best efforts to commercially and economically exploit the Canadian Prospect. Such exploitation may occur through one or a combination of the following, as selected by the Grantee in its reasonable discretion:

          (i) the direct acquisition by the Grantee and/or a wholly owned Subsidiary of the legal rights for the further exploitation, development and production of Hydrocarbons with respect to the Canadian Prospect;

          (ii) the indirect acquisition of such rights through joint ventures or other arrangements with third parties; and/or

          (iii) the sale by the Grantee and/or its joint venture partners of such rights.

     The Grantee will use its best efforts to commercially exploit the Canadian Prospect through one or more of the foregoing methods, and will diligently pursue such efforts unless it is not, in the opinion of either the Grantee or the Grantor, commercially reasonable to make any such acquisition and/or pursue such exploration development and/or production and/or enter into any such agreement with a joint venture partner and/or other third parties.


4.   LICENCE FEE

4.1  AMOUNT OF FEE

     In consideration of this grant of the licence with respect to the Canadian SFD Data, the Grantee shall pay to the Grantor a fee (the "Licence Fee") equal to 50% of the "Gross Revenues" (as such term is defined below) actually received by the Grantee and/or its Subsidiaries with respect to the commercial exploitation of the Hydrocarbons identified in each Canadian Prospect.
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                                       5

4.2  GROSS REVENUES DEFINED

     The term "Gross Revenues" generally means the aggregate of all gross revenues received by the Grantee and/or its Subsidiaries from the commercial exploitation of Hydrocarbons calculated by way of example and not limitation as follows:

               (i) If the Grantee and/or its Subsidiaries indirectly acquire the legal rights for the further exploration, development and production of Hydrocarbons with respect to a Canadian Prospect through joint ventures and/or other arrangements with third parties, then the Gross Revenues will mean the cash flows received by the Grantee and/or its Subsidiaries from such joint venture and/or third party, whether from the sale of Hydrocarbons or the sale by the joint venture and/or third party of its interest in such legal rights.

               (ii) If the Grantee and/or its Subsidiaries sell or transfer the legal rights for (or "leads" relating to) a Canadian Prospect, then the Gross Revenues from such Canadian Prospect will be the gross consideration received by the Grantee and/or its Subsidiaries as a result of such sale or transfer.

               (iii) If the Grantee and/or its Subsidiaries directly acquire the legal rights for the further exploration, development and productions of Hydrocarbons with respect to a Canadian Prospect, and independently extract and sell Hydrocarbons from such Canadian Prospect, then the Gross Revenues from such a Canadian Prospect will be the gross cash flows received by the Grantee and/or its Subsidiaries from the sale of such Hydrocarbons.

               (iv) In the case of the agreement between Encal Energy Ltd. and the Grantor, Gross Revenues means all payments of any kind to which the Grantor (or through the Grantor, the Grantee) is entitled under that agreement.

          The Grantee and/or its Subsidiaries acknowledge and agree that they shall not be entitled to deduct any expenses, costs, capital or equity investment and/or loans against any calculation of Gross Revenues when determining the Licence Fee owing to the Grantor (such as acquisition, development, extraction, marketing and/or distribution costs which would be incurred should the Grantee and/or its Subsidiaries directly exploit the Prospect without joint venture partners), it being understood that the Grantor has an interest in Gross Revenues generated from the Hydrocarbons identified in a Canadian Prospect without offset or deduction. Notwithstanding the foregoing, the Grantor understands and agrees that Gross Revenues arising from distributions from joint ventures and/or third party arrangements may, based upon the terms and conditions of such arrangements, be made after the joint venture has deducted costs, expenses and reserves, or repaid capital provided by the joint venture and/or other third party, and the Grantor further agrees that it shall have no right to "gross up" the Gross Revenues to reflect the pre-distribution deduction by the joint venture or other third party of such costs, expenses and reserves and/or repayment of capital.

          The parties further acknowledge that the foregoing examples are merely examples, and do not fully reflect many methods by which the Grantee may commercially and economically exploit a Canadian Prospect, with and without the participation of joint venture and/or other third parties. Accordingly, the parties agree that the Licence Fee shall be liberally interpreted to apply to each and every transaction by which the Grantee and/or any of its Subsidiaries exploit the Canadian Prospect to ensure that the Grantor receives such equitable portion of the total return received by the Grantee and/or its Subsidiaries as to enable the Grantor to receive the benefit of its bargain, subject to avoidance of duplicative payments by the Grantee and its Subsidiaries. In order to avoid any disputes or misunderstandings, the parties agree to use their best efforts, while the Grantee is formulating its proposed method to exploit a Prospect, to outline in writing, prior to committing to such method, the economics of the proposed method of exploitation consistent with the terms of this Agreement. Should the parties be unable to agree upon such economics, they agree that such issue shall be resolved by arbitration (an "Arbitration Proceeding") before the American Arbitration Association (the "Arbitration Authority") located in Carson City, Nevada, according to the rules and practices of the Arbitration Authority from time-to-time in force, unless the parties mutually agree upon a different Arbitration Authority and/or different location for such Arbitration Proceeding.

4.3  TERMS OF PAYMENT OF LICENCE FEE

     The Licence Fee shall be paid to the Grantor within 15 days of the end of each quarter in which the Grantee and/or any of its Subsidiaries collect
     Gross Revenues with respect to any Canadian Prospect.   The obligation to
     pay the Licence Fee shall continue following the termination of this Agreement with respect to any Canadian Prospect for which the Licence Fee was provided by the Grantor to the Grantee on or before the effective date of such termination.

4.4  REPORTS

     Within 15 days after the end of each quarter, irrespective of whether any Gross Revenues have been collected by the Grantee and/or any of its Subsidiaries or whether any sum is then due to the Grantor, the Grantee shall deliver to the Grantor a complete and accurate written statement setting forth;

               (i) total Gross Revenues earned or accrued from each Canadian Prospect in such quarter;
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                                       7

               (ii) total Gross Revenues collected from each Canadian Prospect in such quarter;

               (iii) the Licence Fee earned from each Canadian Prospect in such quarter;

               (iv) the Grantee's calculation of the amount of the Licence Fee then due the Grantor for the period covered by such report; and

               (v) such other information reasonably requested by the Grantor with respect to each Canadian Prospect, in specific detail so as to allow an audit of underlying documents.

4.5  BOOKS AND RECORDS

     During the period that the Grantee shall be obligated to pay to the Grantor a Licence Fee, the Grantee shall keep or cause to be kept accurate, complete and up-to-date books of accounts separately stating records of all revenues earned, accrued and/or collected with respect to each Canadian Prospect, and all costs, expenses, and investments in such Canadian Prospect.

4.6  INSPECTION

     During the period that the Grantee and/or its Subsidiaries shall be obligated to pay to the Grantor the Licence Fee, the Grantor or its authorized representatives shall have the right to inspect all records of the Grantee and/or its Subsidiaries with respect to the Canadian Prospect, and to make copies of said records utilizing the facilities the Grantee and/or its Subsidiaries without charge, and shall have free and full access thereto on reasonable notice during the normal business hours of the Grantee and/or its Subsidiaries. If such inspection or audit reveals an underpayment by the Grantee and/or its Subsidiaries of the Licence Fee and/or any other amounts then due to the Grantor under this Agreement, the Grantee and/or its Subsidiaries shall upon written notice pay to the Grantor the balance of all such amounts found to be due pursuant to such audit inspection, together with interest thereon at the "best commercial customer" rate of the largest bank in terms of assets in the eleventh district of the Federal Reserve, plus 4% per annum from the date such amounts first became due to the Grantor, until all such amounts have been paid in full. If such inspection or audit discloses that, for the annual period reviewed or audited, the Grantee has underpaid or understated its Licence Fee obligation under this Agreement by 5% or more, then the Grantee shall also pay the reasonable professional fees of the independent representatives engaged to conduct or review such inspection or audit.

4.7  SECURITY INTEREST GRANTED TO THE GRANTOR

     As security for the Grantee's obligation to pay the Licence Fee to the Grantor, the Grantee agrees to execute a Security Agreement in a form reasonably acceptable to the Grantor with respect to any interest in any Canadian Prospect acquired by the Grantee and/or its

     Subsidiaries, which will grant to the Grantor a security interest in any Gross Revenues generated by the Grantee and/or its Subsidiaries in such Canadian Prospect. The grant of the security interest shall not exceed the anticipated aggregate Licence Fee payable to the Grantor with respect to such Canadian Prospects.

5.   TERM OF LICENCE

     The term of the licence granted under this Agreement will correspond in all respects, including provisions for extension and for early termination, with the term of the Restated Technology Agreement.

6.   REPRESENTATIONS AND WARRANTIES OF PARTIES

     Each of the parties to this Agreement hereby represents and warrants to each of the other parties of this Agreement, each of which is deemed to be a separate representation and warranty, as follows:

          (a)  ORGANIZATION, POWER AND AUTHORITY

               Such party, if an entity, is duly organized, validly existing and in good standing under the laws of its state, territory or province of incorporation or organization, and has all requisite corporate or other power and authority to enter into this Agreement.

          (b)  AUTHORIZATION AND VALIDITY OF AGREEMENT

               The execution and delivery of this Agreement by such party, and the performance by such party of the transactions herein contemplated, have, if such party is an entity, been duly authorized by its governing organizational documents, and are not prohibited by its governing organization documents, and no further corporate or other action on the part of such party is necessary to authorize this Agreement, or the performance of such transactions. This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by all of the other parties hereto, is valid and binding upon such party in execution and delivery by all of the other parties hereto, is valid and binding upon such party in accordance with its terms, except as limited by:

                    (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally; and

                    (ii)   general principles of equity (regardless of whether
                           such
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                                       9

                           enforcement is considered in a proceeding in equity or at law).

          (c)  NO BREACH OR CONFLICT

               Neither the execution nor delivery of this Agreement, nor the performance by such party of the transactions contemplated herein:

                    (i) if such party is an entity, will breach or conflict with any of the provisions of such party's governing organizational documents; nor

                    (ii) to the best of such party's knowledge and belief, will violate or constitute an event of default under any agreement or other instrument to which such party is a party.


7.   INDEMNIFICATION; DEFENSE OF THIRD-PARTY CLAIMS

     The provisions of paragraph 12 of the Restated Technology Agreement entitled "Indemnification; Defense of Third-Party Claims" apply to this Agreement.


8.   MISCELLANEOUS

     (a)  COOPERATION

          Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

     (b)  INTERPRETATION

               (i)    SURVIVAL

                      All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Agreement, and the performance or consummation of any transaction described in this Agreement.

               (ii)   ENTIRE AGREEMENT/NO COLLATERAL REPRESENTATIONS

                      Each party expressly acknowledges and agrees that this Agreement, and the agreements and documents referenced herein;

                      (i) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof;

                      (ii) supersedes any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written, and that may such prior agreements are of no force or effect except as expressly set forth herein; and

                      (iii) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

                      No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

               (iii)  AMENDMENT; WAIVER; FORBEARANCE

                      Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

               (iv)   REMEDIES CUMULATIVE

                      The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

               (v)    SEVERABILITY

                      If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:

                      (i) The performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provisions as may be possible and be legal, valid and enforceable; and

                      (ii) The remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

               (vi)   PARTIES IN INTEREST

                      Notwithstanding anything else to the contrary herein, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, as may be permitted hereunder, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement. Notwithstanding the prior sentence, the parties acknowledge that the subsidiaries of the Grantee and the Grantor and their respective successors and assigns are a third party beneficiary of this Agreement.

     (c)  ENFORCEMENT

               (i)    APPLICABLE LAW

                      This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the applicable securities laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Nevada, as if this Agreement were made, and as if its obligations are to be performed, wholly with in the State of Nevada.

               (ii)   CONSENT TO JURISDICTION: SERVICE PROCESS

                      Any "action or proceeding" (as such term is defined below) arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of Nevada. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement; and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens" the Term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

               (iii)  WAIVER OF RIGHTS TO JURY TRIAL

                      Each party hereby waives such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Agreement; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

     (d)  ASSIGNMENT

          Provided in this Agreement the Grantee may not sell, license, transfer or assign (whether direct or indirect, merger, consolidations, conversion, sale of assets, sale or exchange of securities, or by operation of law, or otherwise) any of its rights or interests or delegate its duties or obligations under this Agreement, in whole or in part, including to any Subsidiary or any Affiliate, without the prior written consent of the Grantee which consent may be withheld in such other party's sole discretion.

     (e)  COUNTERPARTS; ELECTRONICALLY TRANSMITTED DOCUMENTS

          This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of its Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimiled document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.


          WHEREFORE, the parties hereto have, for purposes of this Agreement, executed this Agreement in Vancouver, British Columbia, Canada, as of the date first herinabove set forth.


THE GRANTOR                  PINNACLE OIL INTERNATIONAL INC.,
                             a Nevada corporation

                             By:       /s/ R. Dirk Stinson
                                  --------------------------------
                                  R. Dirk Stinson, President


THE GRANTEE                  PINNACLE OIL CANADA INC.

                             By:       /s/ R. Dirk Stinson
                                  -------------------------------
                                  R. Dirk Stinson, President